Exhibit 99.1

COGNOS

EMPLOYMENT AGREEMENT

This Agreement effective the 25th day of October, 2004 (“Effective Date”) between Cognos (“Cognos”) and Robert G. Ashe of the City of Ottawa (the “Executive”) in the City of Ottawa.

WHEREAS Cognos acknowledges the importance of continuing the Executive’s employment on fair and reasonable terms;

AND WHEREAS Cognos and the Executive acknowledge the key role played by the Executive in the day to day operations and profitability of Cognos;

AND WHEREAS Cognos wishes to ensure that the Executive will continue to be committed to the success of the Company, and will continue to devote his full time and energy to the operations of Cognos now and in the event of a corporate reorganization, merger, sale or other corporate activity;

NOW IN CONSIDERATION of the mutual covenants and agreements contained in this Agreement, the parties hereby agree to the following terms:

1.    Duties:

1.01    Cognos will continue to employ the Executive as Chief Executive Officer at its head Office in Ottawa. The Executive will continue that employment under the terms set out in this Agreement and will perform such duties are reasonably required and consistent with his position.

1.02    The Executive will devote his full time and attention to the business and affairs of Cognos and its affiliates and will not, without consent in writing of Cognos, undertake any other business or occupation or become a director, officer, partner, employee or agent of any other company, firm or individual.

1.03    The Executive may, without the necessity of obtaining any consent, undertake activities of a charitable or community nature and serve in any part-time or temporary post with any charitable organization or professional association, as long as those activities, in the sole discretion of Cognos, do not impair his ability to fulfill his obligations in this Agreement.

1.04    The Executive will well and faithfully serve Cognos and its associated companies and use his best efforts to promote their interests.

2.    Term:

This Agreement replaces, in its entirety, the employment agreement between the Executive and Cognos dated August 16, 1984, and any amendments to it. For the purposes of this Agreement, the Executive’s commencement of service with Cognos is confirmed to be an uninterrupted period commencing September 9, 1984 and his employment shall continue for an indefinite term thereafter unless terminated in accordance with this Agreement.

3.    Relocation:

The Executive acknowledges that Cognos carries on its operations worldwide and during the course of his employment the location of his employment and reporting arrangements may be changed by Cognos with the consent of the Executive. Any relocation expenses incurred by the Executive will be reimbursed in accordance with the prevailing Cognos policy.

4.    Compensation & Performance Appraisal:

4.01    The Executive’s salary for the 2005 Cognos fiscal year (“Base Salary”) is set out in Appendix “A” and subsequently will be reviewed and may be adjusted upwards by the Human Resources & Compensation Committee of the Cognos Board of Directors (the “Committee”) from time to time in accordance with prevailing Cognos practice and policies. The Executive’s Base Salary will be deemed to accrue from day to day and will be payable in equal semi-monthly installments in accordance with prevailing Cognos policies or practice.

4.02    The Executive has no contractual entitlement to any increased or additional compensation (including overtime) except in strict compliance with his compensation plan and the Executive has no right to the continuation or renewal of any particular plan. The Executive’s bonus plan and performance targets for the 2005 Cognos fiscal year are set out in Appendix “A” and subsequently will be reviewed by and may be amended by the Committee from time to time in accordance with prevailing Cognos practice and policies. The Executive’s bonus each year on achievement of his performance targets is his “Target Bonus”. The Executive will be paid net of any statutory or authorized deductions. The Executive authorizes Cognos to deduct from compensation payable to him, the full amount of any debts or advances owed by the Executive to Cognos.

5.    Travel & Expenses:

The Executive’s duties may require him to travel away from home. Cognos will reimburse the Executive for all reasonable expenses incurred by the Executive for business, business travel and accommodation and other incidental costs in accordance with its prevailing travel and expenses policies.

6.    Benefits:

6.01    The Executive will be entitled to continue to receive the benefits accruing to him as at the Effective Date subject to such modifications as are deemed appropriate by the Committee.

6.02    The Executive will be entitled to paid vacation in accordance with the policies and practices of Cognos as amended from time to time. The taking and time of vacation shall be agreed upon by the Executive and Cognos.

6.03    The Executive shall be eligible to participate in any Cognos benefit plan made available to its senior executives, including without limitation, the Cognos 2003-2008 Stock Option Plan and the Retirement Compensation Arrangements Plan for Certain Executives (“RCAP”) in accordance with the terms of the applicable plan.

6.04    Notwithstanding the terms of the RCAP, it is understood and agreed that if Cognos terminates the Executive’s employment at any time without cause, or if the Executive terminates his employment at any time for Good Reason as defined in Appendix “B”, the Executive will be deemed to be terminated at the end of the notice period set out in Article 10.03 for the purposes of calculating his pension entitlement under RCAP or any other pension entitlement from Cognos.

6.05    Notwithstanding the terms of the Cognos 2003-2008 Stock Option Plan or any other plan or agreement to the contrary, all entitlements or rights pursuant to any share options, share purchase, profit-sharing, bonus or incentive plan shall immediately and automatically become fully vested in the event that a Change of Control occurs, and all such vested rights shall be exercisable by the Executive at the Executive’s sole discretion.

6.06    Cognos will continue to provide the Executive with a company vehicle at Cognos’ expense. In the event that Cognos terminates the Executive’s employment at any time without cause, or if the Executive terminates his employment at any time for Good Reason as defined in Appendix “B”, it is understood and agreed that the Executive shall have continued use of the vehicle until the end of the notice period set out in Article 10.03.

6.07    Cognos will continue to pay any initiation and/or annual membership fees to the Ottawa Hunt & Golf Club, or to another club as determined by the Executive. In the event that Cognos terminates the Executive’s employment at any time without cause, or if the Executive terminates his employment at any time for Good Reason as defined in Appendix “B”, it is understood and agreed that Cognos will continue to pay all annual club membership fees until the end of the notice period set out in Article 10.03.

7.    Personnel Policies:

In addition to the provisions of this Agreement, the Executive agrees to adhere to all reasonable policies of general applicability to Cognos employees. Cognos may amend or revoke the provisions of these policies as may be necessary. The Executive will be given reasonable notice of any policy amendment.

8.    Confidential Information and Inventions:

8.01    During the course of the Executive’s employment by Cognos, which commenced on September 9, 1984, the Executive has acquired and will continue to acquire information about certain matters that are confidential to Cognos (including, for the purpose of this Agreement, any affiliated companies), and that are the exclusive property of Cognos, including, but not limited to: (a) product design and development information, (b) names, addresses, buying habits and preferences of current customers of Cognos as well as prospective customers, (c) pricing and sales policies, techniques and concepts, and (d) trade secrets and other confidential information concerning the business operations or affairs of Cognos, all of which information is “Confidential Information” for the purposes of this Agreement. Confidential Information does not include: (e) information generally available to or known to the public; (f) information known to the Executive prior to September 9, 1984; (g) information independently developed by the Executive outside the scope of this Agreement; or (h) information lawfully disclosed to the Executive by a third party.

8.02    The Executive acknowledges that Confidential Information, if disclosed, could be used to the detriment of Cognos. Accordingly, the Executive agrees not to disclose any Confidential Information to any third party either: (a) during the term of his employment with Cognos (whether under this Agreement or any predecessor or successor to it), except as may be necessary for him to properly discharge his duties under this Agreement, or (b) following the termination of his employment, however caused, except with the written permission of Cognos. The foregoing restriction does not apply to any information or knowledge that becomes part of the public domain other than by unauthorized disclosure by the Executive.

8.03    Any inventions, discoveries, or copyrightable works developed or contributed to by the Executive during the course of his duties, whether under this Agreement or any predecessor or successor to it, including without limitation: software source or object code (and any underlying algorithms or other components), product or promotional material, manuals, contractual documentation, and training or education materials (collectively the “Works”), are the sole and exclusive property of Cognos including without limitation, all copyright and other intellectual property rights in or to the Works. The Executive waives any and all moral rights he may have in any Work, and agrees to execute any additional documents deemed necessary by Cognos to apply for, convey or confirm its rights in or to the Works, whether during or after the termination of this Agreement, however caused. The Executive warrants that any Work does not infringe the copyright or other rights of any third party and that the rights the Executive grants to Cognos in this Agreement are vested in him absolutely and he has not previously assigned, licensed, or in any way encumbered the Works. This provision is binding on the Executive’s heirs, successors and assigns and will survive the termination of this Agreement.

9.    Computer Security:

It is the policy of Cognos to adhere strictly to the licensing conditions of any software that it uses. The Executive is required to comply with this policy. The Executive will not copy or distribute for his own use or for the use of any other person or company any software used or developed by Cognos without (a) obtaining the authorization of Cognos and (b) taking all reasonable precautions to ensure that his use of the software neither corrupts nor destroys any existing software or data.

10.    Termination:

10.01    The Executive may resign his employment voluntarily upon giving thirty (30) days prior written notice to Cognos. Cognos may waive the said notice by providing the Executive with pay in lieu in notice. Upon resignation, the Executive shall have no entitlement to compensation except for unpaid Base Salary and vacation earned to the effective date of resignation, plus a pro-rated portion of his Target Bonus. All of the Executive’s benefits shall cease upon the Executive’s effective date of resignation. For greater certainty, termination by the Executive for Good Reason shall not constitute a voluntary resignation.

10.02    Cognos may terminate the employment agreement of the Executive at any time for Just Cause without notice or compensation in lieu of notice except for unpaid Base Salary and vacation earned to the date of termination. All of the Executive’s benefits shall cease immediately upon termination of the Executive’s employment for Just Cause.

10.03    If the Executive’s employment is terminated by Cognos without just cause (including constructive dismissal) or the Executive terminates his employment for any Good Reason then the following provisions shall apply:

(a)	Cognos shall continue to pay to the Executive his monthly Base Salary and monthly payments equal to one twelfth (1/12) of his Target Bonus, less applicable statutory deductions for thirty (30) months from the date of termination;

(b)	Cognos shall continue to the extent permitted by its carriers, all benefits for thirty (30) months from the date of termination. In the event that Cognos cannot continue to provide any benefit, it shall compensate the Executive for the reasonable cost to him of obtaining the said benefit;

(c)	The Executive shall be entitled to be paid his Target Bonus as at the date of termination, pro-rated for the period up to the date of termination of employment (such payment to be made at the time that Cognos generally pays bonuses to its Senior Executives); and

(d)	Notwithstanding the terms of any plan or agreement to the contrary, all of the Executive’s entitlements or rights pursuant to any share option, share purchase, profit sharing, bonus or incentive plan shall continue to vest during the thirty (30) month period following the date of termination, and once vested shall be exercisable in accordance with the terms of the applicable plan; and

(e)	Cognos shall reimburse the Executive, upon presentation of the appropriate invoices, to a maximum of $20,000.00 plus GST, for financial or outplacement advice obtained by the Executive in connection with the cessation of his employment.

10.04    In the event the Executive’s employment is terminated by Cognos without Just Cause or in the event the Executive terminates his employment for Good Reason and if such termination by Cognos or by the Executive occurs on or within twelve (12) months following the date of any Change of Control, then in addition to the payments and benefits set out in Article 10.03, the reasonable legal costs incurred by the Executive to enforce the provisions of this Agreement shall be paid by Cognos as such costs are incurred.

10.05    All amounts and benefits referred to in Articles 10.03 and 10.04 are conditional on the Executive complying with the covenants set out in sections 8, 9, 12, 13 and 14 of this Agreement. If the Executive breaches any of the covenants set out in sections 8, 9, 12, 13 or 14 of this Agreement, all payments under Articles 10.03 and 10.04 shall immediately cease and the Executive shall repay or return all amounts and benefits paid to him pursuant to Articles 10.03 and 10.04, without prejudice to any other rights of Cognos to enforce sections 8, 9, 12, 13 or 14 of this Agreement.

10.06    Subject to Article 10.05, all amounts referred to in Article 10.03 constitute a debt by Cognos to the Executive. The Executive shall not be required to mitigate damages by seeking other employment or otherwise, nor shall any amount provided for under this Agreement be reduced in any respect in the event that the Executive shall secure or not reasonably pursue alternative employment following the termination of the Executive’s employment with Cognos.

10.07    It is understood and agreed that the amounts set out in Article 10.03 above are inclusive of any and all statutory obligations that Cognos has to the Executive pursuant to the Ontario Employment Standards Act, 2000.

10.08    Coincident with, or immediately following termination of the Executive’s employment, for whatever reason, the Executive agrees to surrender to Cognos any documents or electronic media containing Confidential Information referred to in Article 8, as well as any other property of Cognos in his control or possession (including without limitation: vehicles, access passes, equipment, credit cards, keys, books, records, reports, files, manuals, and literature) in good condition, normal wear and tear excepted.

10.09    Immediately following termination of the Executive’s employment, for whatever reason, the Executive agrees to repay any outstanding debts or advances owing by him to Cognos and authorizes Cognos to deduct the amount of those debts or advances from any compensation amount payable to the Executive following his termination. For greater certainty, any unearned vacation taken will constitute an advance owed by the Executive to Cognos and any incentive payment, signing bonus or payment of relocation or immigration expenses which becomes repayable to termination of employment shall constitute a debt owed by the Executive to Cognos.

10.10    The Executive agrees that he will not, at any time after termination of his employment, represent himself as being in any way connected or interested in the business of Cognos or any of its group companies worldwide.

11.    Indemnification:

Cognos agrees to indemnify the Executive in accordance with the provisions of the Canada Business Corporations Act.

12.    Non-Competition:

The Executive will not, during his employment and for the period ending twelve (12) months after the date his employment is terminated, directly or indirectly or in any manner whatsoever, including either individually, or in partnership, jointly or in conjunction with any other person, or as principal, agent, owner, consultant, contractor, employee, executive, officer, director, advisor or shareholder: (a) be engaged in any undertaking, or (b) have any financial or other interest (including an interest by way of royalty or compensation arrangements) in or in respect of the business of any person which carries on a business; or (c) accept employment with, advise, render or provide services to, lend money to or guarantee the debts or obligations of any person or entity that carries on a business or undertaking anywhere, that is in competition with the products or services created, developed or under development, manufactured or planning to be manufactured, marketed or planning to be marketed, distributed or planning to be distributed, sold or planning to be sold, by Cognos at the time of his termination or within the six (6) month period prior to that date.

Despite the above, the Executive may own not more than 5% of any class of securities of an entity, the securities of which are listed on a recognized stock exchange or traded in the over the counter market in the United States or Canada, that carries on a business which is the substantially same as or which competes with the business of Cognos or any of its subsidiaries

13.    Non-Solicitation:

The Executive agrees that he will not, during his employment and for the period ending twenty-four (24) months after the date his employment is terminated, without the written consent of Cognos, directly or indirectly (a) employ or retain as an independent contractor any employee of Cognos or any subsidiary or induce or solicit, or attempt to induce, any such person to leave his or her employment, (b) contact or solicit any designated customers of Cognos or any subsidiary for the purpose of selling to those designated customers any products or services which are the same as, or competitive with, the products or services sold or licensed by Cognos or any subsidiary. For the purpose of this section, a “designated customer” means a person who was a customer of the Cognos or any subsidiary at any time during the twelve (12) months preceding the date that his employment terminated.

14.    Non-Disparagement:

In further consideration of the amounts and rights granted or received or to be granted or received under this Agreement, the Executive will not, during this Agreement and for a period of the twelve (12) month following its termination (however caused), utter, publish or broadcast any statements that disparage Cognos (including its subsidiaries) or are critical in any manner or fashion of Cognos or its business, including without limitation, its business strategy, products, management or employees.

15.    Legal Assistance:

The Executive agrees that he will, during this Agreement and for a period two (2) years following its termination (however caused), supply such information and render such assistance as may be reasonably required by Cognos or any affiliated company in connection with any legal or quasi-legal proceeding to which Cognos either is or becomes a party. Cognos agrees to reimburse the Executive for any expenses reasonably incurred in providing such services in accordance with prevailing Cognos Travel and Living policies.

16.    Assignment of Rights:

This Agreement is assignable by the Corporation without the Executive’s consent in connection with any reorganization of the Corporation, provided that there is no material change in any of the terms and conditions of the Executive’s employment and/or this Agreement. The Executive’s rights under this Agreement are not assignable or transferable in any manner except as required or permitted by operation of law.

17.    Withholdings and Deductions:

All amounts payable under this Agreement are subject to applicable deductions and withholdings.

18.    Notices:

Any notice required or permitted to be given under this Agreement will be given in writing by personal delivery, registered mail or by facsimile, to the Executive at his last known address and to Cognos at its head office to the attention of the Vice President, Human Resources.

19.    Severability:

If any provision or part of this Agreement is deemed, or found to be, void, unenforceable or invalid by a court of competent jurisdiction, its remaining provisions or parts will remain in full force and effect.

20.    Entire Agreement:

This Agreement is the entire agreement between Cognos and the Executive pertaining to his employment with Cognos and supersedes all previous agreements. There are no warranties, representations or agreements between the parties in connection with the subject matter of this Agreement except as specifically set forth or referred to in this Agreement. No reliance is placed on any representation, opinion, advice or assertion of fact made by the Corporation or its directors, officers and agents to the Executive, except to the extent that the same has been reduced to writing and included as a term of this Agreement. Accordingly, there shall be no liability, either in tort or in contract, assessed in relation to any such representation, opinion, advice or assertion of fact, except to the extent aforesaid.

21.    Amendment of Agreement:

Any amendment or modification of this Agreement will be in writing and signed by the parties or it will have no effect.

22.    Governing Law:

This Agreement will be governed by and construed in accordance with the laws of Ontario. The sole forum for any dispute arising from this Agreement or the Executive’s employment with Cognos will the courts of Ontario located in the City of Ottawa, Ontario.

23.    Acknowledgement:

The Executive and Cognos acknowledge that each: (a) has had sufficient time to review and consider this Agreement thoroughly; (b) has read and understands the terms of this Agreement and his or its obligations hereunder; (c) retained independent legal advice concerning the interpretation and effect of this Agreement, and (d) has entered into this Agreement voluntarily and without any pressure.

IN WITNESS the parties have executed this Agreement as a deed with effect as of the Effective Date.

COGNOS INCORPORATED

By:     /s/ Robin Korthals
Robin Korthals,
Chair of the Human Resources & Compensation Committee

The foregoing is agreed and accepted.

    /s/ Robert G. Ashe
Robert G. Ashe

Appendix “A”

FY05 Compensation

Salary:    US$400,000

Bonus:    Bonus will be as set out in the Executive’s FY05 Compensation Plan established by Cognos’ Board of Directors.

Benefit Summary

        Canadian Benefits Program as amended from time to time by Cognos.

Appendix “B”

Definitions

1.	“Change of Control” means:

(i)	Cognos is amalgamated, merged, consolidated or reorganized into or with another corporation or other legal person (excluding an affiliate of Cognos), and as a result the holders of the voting shares immediately prior to that transaction hold less than a majority of the voting shares after that transaction;

(ii)	any individual, entity or group acquires or becomes the beneficial owner of, directly or indirectly, more than 50% of the voting securities of the Corporation, whether through acquisition of previously issued and outstanding voting shares, or of voting shares that have not been previously issued, or any combination thereof, or any other transaction of similar effect;

(iii)	Cognos sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person, and as a result the holders of voting shares immediately prior to that transaction hold less than a majority of the voting shares of the acquiring corporation or person immediately after such transaction;

(iv)	more than 50% of the voting shares become subject to a voting trust;

(v)	a report is filed pursuant to the Canada Business Corporations Act or under the Securities Act, Ontario or the Securities Exchange Act of 1934, as amended, disclosing that any person (as defined in the applicable legislation) has become the beneficial owner of securities representing more than 50% of the voting shares; or

(vi)	if, during any period of two consecutive years, the individuals who at the beginning of that period are the directors of Cognos cease for any reason to be at least a majority of the membership of the Board, unless the election, or the nomination for election by Cognos’ shareholders, of each director of Cognos first elected during that period was approved by a vote of at least two-thirds of the directors then still in office who were also directors of Cognos at the beginning of that period.

Provided that a Change in Control is deemed not to occur solely because any one of the following entities either files or becomes obligated to make a filing or submit a report contemplated above, namely: (i) Cognos, (ii) an entity in which Cognos directly or indirectly beneficially owns 50% or more of the voting securities, (iii) any Cognos-sponsored employee stock ownership plan or any other employee benefit plan of Cognos, or (iv) any corporation or legal person similar to the foregoing which is approved by the Board of Directors of Cognos prior to the occurrence of the event that, absent such approval by the Board of Directors of Cognos, would have constituted a Change in Control.

2.	For the purposes of this agreement, “Good Reason” means the occurrence of any of the following:

(i)

without the Executive’s express written consent, the assignment to the Executive of any duties materially inconsistent with the Executive’s position, duties and responsibilities with Cognos, except in connection with the termination of the Executive’s employment for Just Cause or as a result of his death or retirement, provided that the promotion of the Executive to Chief Executive Officer of Cognos shall not constitute Good Reason;

(ii)	the ceases to be the most senior officer of Cognos or, following a Change of Control, of the entity that owns or controls Cognos;

(iii)	any material reduction in the Executive’s annual Base Salary, benefits or perquisites not similarly applied to all senior executives of Cognos;

(iv)

a material reduction in the Executive’s ability to earn incentive compensation not similarly applied to all senior executives of Cognos excluding a reduction caused by the failure of Cognos or the Executive to meet incentive compensation targets or goals;

(v)

the failure to continue the Executive’s participation in any share option, share purchase, profit-sharing, bonus or other incentive compensation plan not similarly applied to all senior executives of Cognos unless a plan providing a substantially similar opportunity is substituted;

(vi)

the location of the Corporation’s facilities where the Executive is based being relocated (a) more than 50 km from its current location and (b) more than 50 km further from the Executive’s residence; and

(vii)	the occurrence of a Change of Control.

3.	“Just Cause” means:

(i)	the wilful failure by the Executive to perform his duties (other than by reason of any bona fide disability);

(ii)	the Executive’s misconduct involving the property, business or affairs of Cognos, or in the carrying out of the Executive’s duties or the Executive’s theft, fraud or dishonesty;

(iii)	the Executive’s material breach of this Agreement; or

(iv)	any other conduct by the Executive that would be determined by the courts of Ontario to constitute just cause from time to time.